EXHIBIT 24.1

THE GOODYEAR TIRE & RUBBER COMPANY
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of THE GOODYEAR TIRE & RUBBER COMPANY, a corporation organized and existing under the laws of the State of Ohio (the “Company”), hereby constitute and appoint LAURA K. THOMPSON, DAVID L. BIALOSKY and EVAN M. SCOCOS, and each of them, their true and lawful attorneys-in-fact and agents, each one of them with full power and authority to sign the names of the undersigned directors to the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for its fiscal year ended December 31, 2017, and to any and all amendments, supplements and exhibits thereto and any other instruments filed in connection therewith; provided, however, that said attorneys-in-fact shall not sign the name of any director unless and until the Annual Report shall have been duly executed by the officers of the Company then serving as the chief executive officer of the Company, the principal financial officer of the Company and the principal accounting officer of the Company; and each of the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, or any one or more of them, shall do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have subscribed these presents this 5th day of December, 2017.

/s/ William J. Conaty	/s/ James A. Firestone
William J. Conaty, Director	James A. Firestone, Director

/s/ Werner Geissler	/s/ Peter S. Hellman
Werner Geissler, Director	Peter S. Hellman, Director

/s/ Laurette T. Koellner	/s/ Richard J. Kramer
Laurette T. Koellner, Director	Richard J. Kramer, Director

/s/ W. Alan McCollough	/s/ John E. McGlade
W. Alan McCollough, Director	John E. McGlade, Director

/s/ Michael J. Morell	/s/ Roderick A. Palmore
Michael J. Morell, Director	Roderick A. Palmore, Director

/s/ Stephanie A. Streeter	/s/ Thomas H. Weidemeyer
Stephanie A. Streeter, Director	Thomas H. Weidemeyer, Director

/s/ Michael R. Wessel
Michael R. Wessel, Director